                                                                 Exhibit 10.16

                           INTERNET SERVICE AGREEMENT

By the present instrument IMPSAT COMUNICACOES LTDA., registered at the CNPJ/MF under No. 72.843.212/0001-41, with registered office at Avenida Engenheiro Luis Carlos Berrini 550, 10(degree) e 11(degree) andares, CEP 04571-000, Sao Paulo - SP, hereby legally represented and hereinafter simply referred to as IMPSAT, and MANDIC INTERNET LTDA. , registered in the CNPJ/MF under No. 02.889.879/0001-08, with registered office at Avenida Pedroso de Moraes, 433, 13(degree) floor, CEP 05419-OOO, Sao Paulo - SP, hereby legally represented and hereinafter simply referred to as MANDIC, and both jointly hereinafter simply referred to as THE PARTIES, and,

WHEREAS:

MANDIC is a company dedicated to marketing advertisement, providing on-line content and services via Internet, such as chat rooms, news, games, electronic mail, among other services;

IMPSAT is a company providing network connectivity services, among which Internet access service to corporate and final users, via dial-up telephone access, among others means;

MANDIC is willing to offer to its customers Internet access service and IMPSAT is capable of providing equipment and infrastructure required for such purposes;

THE PARTIES hereto have entered the present Internet Service Agreement to be governed by the following clauses and conditions:

1.    OBJECT

     The present Agreement will set the conditions on which IMPSAT will provide to MANDIC the POP (Point of Presence) outsourcing services for dial-up telephone access to the Internet, i.e., installation, management, and infrastructure and equipment maintenance services required for MANDIC to offer to its own customers the value-added services commonly called "Internet," hereinafter simply referred to as the "Service".

      1.1 The Service will be provided on a 24-hour, 365-day-a-year basis, using equipment owned by IMPSAT, hereinafter simply referred to as the "Equipment," as well as Internet and telephone network connectivity infrastructure, as specified in Annex B.

      1.2 The Equipment will be installed in the POP facilities of IMPSAT, hereinafter simply referred to as "Service Access Points," within the estimated time frame and in conformity with technical specifications detailed in Annexes A and B, respectively.

      1.3 MANDIC accepts that, according to the regulation in force, "It is expressly forbidden to use the service provided for live voice transmission (telephony). Any violation of the present disposition will result in termination by MANDIC's default with notice issued to ANATEL."

      1.4 The documents described below are an integral part of this Agreement, including the Annexes hereof: Annex A: "Existing Service Access Points;" Annex B: "Technical and Service Specifications;" Annex C: "Prices and Payment Conditions;" Annex D: "Maintenance Service;" Annex E: "Installation/Service Activation Minute Form."

2.    TERM OF THE AGREEMENT

      2.1 The present Agreement will be effective as of the date of its execution.

      2.2 The term of the present Agreement will be thirty-six (36) months as of the date of its execution, when the Services to be provided to MANDIC customers shall be available.

      2.3 The term of this Agreement will be automatically extended by equal and successive periods of thirty-six (36) months, except upon notice in contrary by the party deciding not to extend it to the other, in sixty (60) days prior to the day this Agreement or its extensions expire.

3.    SERVICE AVAILABILITY

      3.1 IMPSAT's existing Service Access Points, currently available for immediate use by MANDIC, are described in Annex A.

      3.2 For new Service Access Points and for expansion of the existing Service Access Points, IMPSAT will provide and install the necessary Equipment for the Service. The criteria and specifications in this case are described in Annex B.

      3.3 The Service will be considered technically operational when it becomes possible to send IP control packages (PING command) between a computer with dial-up access connected to the equipment at the Service Access Points and any Name Server published by INTERNIC (Root DNS).

      3.4 The procedure for considering the Service operational at Service Access Points, after commissioning tests are performed, will be described in section 3.3, with minutes drawn to formalize such events and signed by both PARTIES according to the minute form presented in Annex E.

      3.5 No individual not authorized by IMPSAT will be allowed to repair or, in any way, change the Equipment or modify its installation. MANDIC will be responsible for any damage or loss to the Equipment resulting from its fault or deceit.

4.    COVERAGE

      4.1 The area covered by the Services will comprise, initially, the locations defined in Annex A, consisting of 19 cities and a total of 3,815 dial-up access ports.

      4.2 Without any prejudice to this initial coverage, THE PARTIES may include, in the Agreement hereof, upon mutual consent, successively, cities and areas in which IMPSAT already provides dial-up Internet services.

      4.3 IMPSAT will communicate to MANDIC the incorporation of new locations for supply of the Service. At its own discretion, IMPSAT will decide on the provision of services in each location.

5.    IMPSAT'S LIABILITIES AND LIMITS OF RESPONSIBILITY

      5.1 By the present Agreement, IMPSAT will provide to MANDIC installation, management, and equipment and infrastructure services required for exclusive dial-up access to the Internet, according to conditions described in Annex B hereof, thus becoming responsible for the operation and maintenance of the Service.

      5.2 In case of Service unavailability or failure, IMPSAT's responsibilities will be limited to providing maintenance service described in Annex D hereof. In case of Service unavailability or failure, IMPSAT will use its best efforts to reinstate the Service as promptly as possible. MANDIC will be entitled to discounts from Service payments to IMPSAT proportionally to the extent and to the time of unavailability of the Service , according to the provisions of Annex D.

      5.3 IMPSAT's responsibilities before MANDIC will be limited to the damages that IMPSAT may cause as a result of the installation, management, and equipment and infrastructure services object of this Agreement. Therefore, under no other conditions IMPSAT will be responsible for other damages that MANDIC and/or third parties may suffer, including loss of profits, loss of cash resources and/or stored properties.

      5.4 IMPSAT is liable for providing MANDIC with the Service specified in the Agreement hereof, but in no case it will assure the possibility of use or access availability to different services existing in the Internet, to which the responsibility will be entirely of the providers of each one of such services. IMPSAT will not assume any responsibility for the contents, origin, or use of the communications, of any type, received or transmitted via Internet.

      5.5 Additionally, and since most of the services and systems comprising the Internet are under the responsibility of third parties, IMPSAT will not be responsible for transmission speed variations that may occur when accessing different servers comprising the web.

6.    CUSTOMER'S LIABILITIES

      6.1 Without prejudice to other liabilities set forth in the present Agreement, MANDIC will be liable for the following:

            a) Using the Service and the Equipment in conformity with what is established herein. MANDIC will use the Service to provide services to its customers via dial-up telephone access.

            b) Should IMPSAT provide IP addresses necessary for operation of MANDIC's internal network, the latter must inform IMPSAT what use has been made of them, every time IMPSAT may so request.

            c) MANDIC will exempt IMPSAT from any violation to intellectual property laws, defamation, calumny, and/or any other acts or omissions of MANDIC, or of any of its customers, which may cause any damages to third parties, through the use of the Service, resulting in liabilities imposed to IMPSAT by any competent court seeking for compensation to such third parties.

            d) MANDIC will provide its customers with an adequate computing structure for use of the Service and for its adequate operation, including a personal computer, telephone line, and modem. The customer will be solely responsible for the maintenance of such computing structure essential for access to the Service.

            e) MANDIC will comply with all of the laws and regulations applicable to the services under its responsibility, and for obtaining all of the related permits and authorities.

7.    INVOICING

      7.1 During the term of this Agreement, and of its extensions, IMPSAT will invoice MANDIC according to prices and payment conditions set forth in Annex C hereof.

      7.2 MANDIC will be the sole responsible for invoicing its customers for the amounts corresponding to the services contracted by them.

8.    APPLICABLE TAXES

      8.1 According to the regulation in force, IMPSAT will invoice MANDIC for applicable taxes on the agreed prices and sales. It will also invoice the amount resulting from the application of any new tax which may be incurred to this Agreement, as well as any existing tax increase providing the same effect.

9.    RELATION BETWEEN THE PARTIES

      9.1 MANDIC is an independent contracting party and not a representative or agent of IMPSAT for any purposes. MANDIC's liabilities set forth herein will be met by the individuals having exclusive dependency relation with MANDIC. There is no dependency relation and/or subordination between MANDIC's and IMPSAT's personnel. As a result, MANDIC will be the sole and exclusive responsible for compliance with the legal and fiscal liabilities, including those related to labor and social security, as well as any other responsibilities in relation to its personnel during the entire term of this Agreement. At any moment IMPSAT is allowed to require from MANDIC a proof of effective compliance with its liabilities in view of this liability condition.

      9.2 MANDIC will be the sole and exclusive responsible before IMPSAT, its customers, and/or third parties, for the acts and omissions of its personnel, or personnel of its subcontractors, in this case derived from the execution of the present Agreement, and it shall be liable before IMPSAT for any infringement and/or violation to any rules or legal dispositions to which they may incur. MANDIC is hereafter committed to immediately reimburse IMPSAT for any sum of money that the latter may be required to pay to a third party as a result of any of MANDIC's liabilities under this Agreement.

10.   GENERAL

      10.1 The entire responsibility related to the services provided by MANDIC to its customers will be of its own liability. MANDIC will also be the sole responsible before its customers in relation to providing its services. MANDIC is forbidden to make any statement and/or grant warranties in relation to the services on behalf of IMPSAT.

      10.2 THE PARTIES hereby state, in compliance with their contractual liabilities, that they will have access to confidential information from the other party, such as, but not limiting to working methods, marketing plans, prices, list of customers, costs, etc. THE PARTIES are committed to maintain this information, or any other to which access is provided, under strict confidentiality and using the information solely for the purposes of compliance with this Agreement. The confidentiality commitment will be maintained for a period of two year after the termination of this Agreement, no matter what may have caused the termination.

      10.3 IMPSAT agrees to respect and recognize MANDIC's customers as belonging to the latter, thus avoiding any type of business contact with them, except in case of written indication or authority for such.

      10.4 MANDIC must not assign rights and liabilities resulting hereof, without prior written consent from IMPSAT.

      10.5 MANDIC will give preference to IMPSAT in contracting the services object hereof, according to the following procedures:

            a) MANDIC will notify IMPSAT about services to be contracted, specifying the terms and conditions required to prepare an offer (proposal). IMPSAT will submit to MANDIC the offer within 10 days as of the reception of such notice.

            b) Should MANDIC receive an offer from a third party more favorable than that of IMPSAT, MANDIC will immediately notify IMPSAT of the terms and conditions contained in such offer. IMPSAT will have the right to match the offer and MANDIC will then contract the services from IMPSAT.

      10.6 Price adjustment, according to market conditions, may be effected after the twelve first months of this Agreement. After twelve months, and should MANDIC receive an offer from a third party with more favorable conditions than IMPSAT's, MANDIC will immediately notify IMPSAT about the terms and conditions contained in such offer. IMPSAT will have the right to match this offer and MANDIC will then contract or continue to contract the services from IMPSAT. Should IMPSAT fail to match or exceed the offer, MANDIC will have the right to terminate this Agreement without any penalties.

      10.7 In order to maintain the economic-financial balance of the Agreement, MANDIC expressly agrees, hereafter, to revise the prices for the Service to be paid to IMPSAT by the customer, should there occur any significant change in the current economic situation of the country, or in case of any economic measure that may devaluate or outdate the agreed prices.

      10.8 THE PARTIES shall not assign, transfer or subcontract this Agreement or the Services, without the express written authorization of the other parties.

11.   SUSPENSION

      11.1 Without any prejudice to any of its other rights, IMPSAT will have the right to automatically suspend the Service should MANDIC fail to meet any of its liabilities before the present Agreement, upon at least 10 days prior written notice requesting the performance of such obligation.

      11.2 Without any prejudice to any of its other rights, MANDIC will have the right to suspend the payment of any amount, under the present Agreement, in face of any contractual default by IMPSAT, upon at least 10 days prior written notice requesting the performance of such obligation.

12.   ACTS OF GOD OR FORCE MAJEURE

      12.1 Any default or delay in its responsibilities regarding equipment installation, beginning or continuation of services provided by IMPSAT will not generate any liabilities against IMPSAT if such default or delay should result from acts of God or force majeure, being these understood as acts or facts of the government, natural phenomena, or any other circumstances outside IMPSAT's control, including, but not limiting to adverse conditions, whether meteorological or astronomical, communication provider going out of service for whatever reason, either partially or totally, temporarily or definitely, earthquakes, epidemics, civil riots, fires, strikes, war, acts or omissions of the satellite owner.

13.   TERMINATION

      13.1 After 12 months of effect, MANDIC may terminate the present Agreement, without a reason, upon at least 60 days prior written notice to IMPSAT, and upon previous payment to IMPSAT of an amount in cash corresponding to 12% of the remaining sum (provisioned) up to end of the Agreement.

      13.2 Additionally, both IMPSAT and MANDIC will have the right to terminate this Agreement, after a notice is given to the other party requiring the compliance of the obligations within 20 days
            (except in the case of a termination pursuant to Section 13.2 (b) and (c), which shall require no prior notice), if any of the following causes should occur:

            a)    A default by the other party of any contractual obligation.

            b) A default by the other party of any legal and regulating dispositions, current or future, governing the use of the Service or which are directly or indirectly binding, and whose omission or encroachment may generate consequences of any nature to the complying party or to the object hereof.

            c) If the other party applies for its own failure, or if this process is requested by third parties, or if a preventive arrangement with creditors is submitted.

            d)    Execution of clause 10.6.


14.   INDEMNIFICATION

      14.1 If any of the parties to this Agreement fails to comply with an obligation or not fulfill it in the appropriate manner and within the established time frame provided in this Agreement, it shall answer for such losses and damages and will indemnify and hold harmless the other party for such losses and damages in accordance with the provisions of Article 1056 of the Brazilian Civil Code as well as with other provisions of such Code in connection with civil and contractual liability.

15.   FORUM AND OTHER DISPOSITIONS

      15.1 No behavior, habit, or usage shall modify the terms and liabilities agreed in the present Agreement.

      15.2 Any modification to this Agreement must be formulated upon written consent and executed by both parties.

      15.3 This Agreement constitutes the complete and exclusive expression of the rights and liabilities of the parties, making null every communication, proposals, verbal or written offers which may have been made between the parties relative to the object of the Agreement before its execution.

      15.4 For all effects of this Agreement, THE PARTIES constitute the addresses contained in the heading hereof as valid for all notices that may result.

      15.5 Renouncing all others, not matter how privileged they may be, the parties hereto elect the Forum of the City of Sao Paulo, State of Sao Paulo, for resolution of any doubts or disputes resulting from this Agreement.

      15.6 The Parties hereto have executed this Agreement, in Portuguese and English versions. For the resolution of any disputes between the parties, the Portuguese will prevail.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal to this Agreement, in two copies of equal content, in the presence of the witnesses below.

                          Sao Paulo, October 6, 1999

/s/ Carlos Daniel Ligotti                       /s/ Marcos Souza Aranha
---------------------------                     -------------------------------
IMPSAT COMUNICACOES LTDA.                       MANDIC INTERNET LTDA.


WITNESSES:
/s/ Cristina Xavier da Rocha Loures
------------------------------------
Christina Xavier da Rocha Loures
5 676 931-5 SSP/PR
CPF 872-248-609-72

/s/ Ana Claudia Donata de Oliveira
------------------------
Ana Claudia Donata de Oliveira
R.G. 13 613 498-2
CP.F. 171 253 708-37